EXHIBIT 11.2



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                                                                  EXHIBIT 11.2


                              AVON PRODUCTS, INC.
                 COMPUTATION OF FULLY DILUTED INCOME PER SHARE
                     (In millions, except per share data)


                                                          Three months ended
                                                               March 31
                                                          ------------------
                                                          1995          1994
                                                          ----          ----

Weighted average shares of common stock:
  Weighted average shares outstanding during the
    period............................................   68.68         71.92
  Common stock equivalents............................     .12           .17
                                                        ------        ------


  Weighted average shares for fully diluted income
    per share computation.............................   68.80         72.09
                                                        ======        ======


Income from continuing operations.....................   $34.4        $ 31.1
  Discontinued operations, net of taxes...............      --          (1.6)
  Cumulative effect of accounting changes, net of
    taxes.............................................      --         (45.2)
                                                         -----        ------
  Net income (loss)...................................   $34.4        $(15.7)
                                                         =====        ======

Fully diluted income per share:
  Continuing operations...............................   $ .50        $  .43
  Discontinued operations.............................      --          (.02)
  Cumulative effect of accounting changes.............      --          (.63)
                                                         -----        ------
  Net income (loss)...................................   $ .50        $ (.22)
                                                         =====        ======